UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 4, 2024

NEXPOINT DIVERSIFIED REAL ESTATE TRUST
(Exact Name Of Registrant As Specified In Charter)

Delaware	001-32921	80-0139099
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Crescent Court, Suite 700
Dallas, Texas 75201
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 276-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.001 par value $0.001 per share 5.50% Series A Cumulative Preferred Shares, par value $0.001 per share ($25.00 liquidation preference per share)	NXDT NXDT-PA	New York Stock Exchange New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 4, 2024, NexPoint Diversified Real Estate Trust (the “Company”) entered into a guaranty of recourse obligations (the “Guaranty”) for the benefit of Citi Real Estate Funding, Inc. (“Citi”) and JPMorgan Chase Bank, National Association (“JPM” and together with Citi, collectively, “Lender”) under the Loan Agreement (defined below), pursuant to which the Company guaranteed certain obligations of the borrowers (“Borrower”) under the Loan Agreement, dated October 4, 2024 (together with one or more applicable promissory notes thereunder, the “Loan Agreement”), by and among Borrower and Lender. The Company is the owner of an indirect interest in Borrower and entered into the Guaranty as a condition of Lender lending to Borrower under the Loan Agreement.

Pursuant to the Guaranty, the Company guaranteed certain recourse obligations of Borrower pertaining to exculpation or indemnification of Lender, including but not limited to any fraud, misrepresentation, or certain other misconduct (including gross negligence, willful misconduct and certain waste), by Borrower or the Company, certain defaults with respect to legal requirements pertaining to the collateral and Borrower’s business, management or ownership of Borrower under the Loan Agreement. The Guaranty also provides that the Company may be required to repay principal amounts upon the occurrence of certain events, including bankruptcy or certain other insolvency events with respect to or actions taken by Borrower, raising or assertion by Borrower of a defense or certain related rights or requests in connection with enforcement actions or assertions of rights or remedies by Lender or any right in connection with any security for the loan, or failure on the part of Borrower to maintain status of each borrower as a single purpose entity as described in the Loan Agreement, to obtain consent before incurring certain additional indebtedness or liens encumbering any real property that is collateral under the loan, or to obtain consent for a transfer of or certain related transactions with respect to any real property that is collateral under the loan other than certain permitted transfers.

The Loan Agreement provides for a single initial advance of the loan in the amount of $750 million to Borrower on the closing date. Amounts outstanding under the Loan Agreement are due and payable on November 1, 2029. The Loan Agreement generally provides that the loan proceeds will be used for acquisitions, to repay and discharge existing loans related to owned properties, for working capital requirements related to the real property that is collateral under the loan, and for payments and deposits required under or pursuant to the terms of the Loan Agreement. The terms of the Loan Agreement allow the Company to convert to a Maryland corporation that will continue as a real estate investment trust, which the Company expects to complete in 2025.

Borrowings outstanding under the Loan Agreement are secured by mortgages on real property owned by one or more of the borrowers comprising Borrower and bear interest at approximately 4.32% with respect to approximately $358.4 million of initial principal thereunder, 4.66% with respect to approximately $58.9 million of initial principal thereunder, 5.00% with respect to approximately $46.3 million of initial principal thereunder, 5.67% with respect to approximately $97.4 million of initial principal thereunder, 6.71% with respect to approximately $113.5 million of initial principal thereunder, 7.90% with respect to approximately $38 million of initial principal thereunder and 10.28% with respect to approximately $37.5 million of initial principal thereunder. Borrowings outstanding under the Loan Agreement may be repaid from time to time on certain terms and conditions, including payment of administrative costs, expenses, exit fees, and interest for the period, as well as a spread maintenance payment in some circumstances.

The guaranteed obligations by the Company under the Loan Agreement are recourse obligations to the Company and each agreement contains representations and warranties, affirmative and negative covenants and events of default that the Company considers customary for an agreement of this type, including covenants pertaining to the nature of the applicable borrower’s business, management or ownership, acquisitions or dispositions of assets, mergers or dissolutions, the incurrence of additional liens on the assets of the applicable borrower, and the enforcement thereof. If an event of default occurs, the applicable lender may, among other things, require the applicable borrower to repay all amounts outstanding under the Loan Agreement or foreclose on the collateral thereunder. Upon the occurrence of certain events as described above, the Company may also be required to make such repayment. Investors are not third-party beneficiaries of, and should not rely upon, any such representations, warranties and covenants.

The description of the material terms of the Guaranty is qualified in its entirety by reference to the Guaranty, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 1.01.

Item 1.02.	Termination of a Material Definitive Agreement

A portion of the loan proceeds from the Loan Agreement was used to repay and discharge existing loans of Borrower that the Company guaranteed on substantially similar terms as the Guaranty. As a result of such loans being repaid by Borrower, on October 4, 2024, the following guaranties and related agreements made by the Company were terminated (collectively, the “Terminated Guaranties”):

●	Guaranty Agreement (Carry Obligations), dated September 14, 2022, by the Company for the benefit of JPM;
●	Guaranty Agreement (Recourse Obligations), dated September 14, 2022 (relating to a balance sheet Loan Agreement, dated as of September 14, 2022), by the Company for the benefit of JPM;
●	Guaranty Agreement (Recourse Obligations, dated September 14, 2022 (relating to a CMBS Loan Agreement, dated as of September 14, 2022), by the Company for the benefit of JPM;
●	Guaranty of Recourse Obligations (Pool 1), dated July 2, 2021, by the Company, Highland Income Fund and Highland Global Allocation Fund for the benefit of ACORE Capital Mortgage, LP;
●	Guaranty of Recourse Obligations (Pool 2), dated July 2, 2021, by Highland Income Fund and Highland Global Allocation Fund for the benefit of ACORE Capital Mortgage, LP;
●	Mezzanine Guaranty of Recourse Obligations (Pool 1), dated July 2, 2021, by the Company, Highland Income Fund and Highland Global Allocation Fund for the benefit of ACORE Capital Mortgage, LP;
●	Mezzanine Guaranty of Recourse Obligations (Pool 2), dated July 2, 2021, by Highland Income Fund and Highland Global Allocation Fund for the benefit of ACORE Capital Mortgage, LP; and
●
Omnibus Amendment to and Reaffirmation of Loan Documents (Pool 2), dated April 24, 2023, by and among the Borrowers from time to time party thereto, the Lenders from time to time party thereto, the Company, Highland Opportunities and Income Fund, Highland Global Allocation Fund and ACORE Capital Mortgage, LP.

The co-guarantors on certain of the Terminated Guaranties, Highland Opportunities and Income Fund and Highland Global Allocation Fund, are each managed by an affiliate of NexPoint Real Estate Advisors X, L.P., the external adviser of the Company.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Exhibit Description

10.1	Guaranty Agreement, dated October 4, 2024, by the Company for the benefit of Citi Real Estate Funding Inc. and JPMorgan Chase Bank, N.A.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXPOINT DIVERSIFIED REAL ESTATE TRUST

/s/ Brian Mitts
Name:	Brian Mitts
Title:	Chief Financial Officer, Executive VP- Finance, Treasurer and Assistant Secretary

Date: October 4, 2024